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                                                                    Exhibit 10.2


                                   AGREEMENT

      THIS AGREEMENT (the "Agreement") is entered into as of December 30, 2004, between Franklin Credit Management Corporation, a New York corporation (the "Company" ), having its principal office at Six Harrison Street, New York, New York 10013, and Sky Bank, an Ohio banking corporation (the "Bank"), having an office at 110 East Main Street, Salineville, Ohio 43945.

      WHEREAS, the Company and the Bank are, inter alia, parties to the Master Credit and Security Agreement dated October 13, 2004 (the "Master Agreement"); and

      WHEREAS, the Company and the Bank desire to amend and clarify Section 2.10 of the Master Agreement;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Section 2.10 of the Master Agreement provides for the payment of a Success Fee to Sky, generally equal to the lesser of fifty basis points (0.50%) of the original amount of the Company Subsidiary Loan or fifty percent (50%) of the remaining cashflows of the Pledged Mortgage Loans after the payoff of the Company Subsidiary Loan. The Company represents that, in addition to any Success Fees paid to the Bank prior to the date hereof, a minimum aggregate of $2,952,830 in Success Fees will be payable in accordance with the Master Agreement on account of Company Subsidiary Loans originated prior to December 31, 2003. See Schedules A.

2. In addition, the Company represents that additional success fees equal to fifty basis points (0.50%) of the original amount of loans to subsidiaries of Tribeca Lending Corp. originated prior to December 31, 2003 ("Tribeca Success Fees") are to be paid to the Bank. See Schedule B. The Tribeca Success Fees shall be paid in equal monthly installments of $8,000 over a period of 23 months beginning in January of 2005, with a final payment of $13,773 due in December 2006 for a total amount of $197,773.

3. The Company and the Bank agree that no additional Success Fees shall be payable on loans specified in Schedule C and Schedule D after the date of this Agreement.

4. The Company and the Bank agree to amend the Master Agreement as soon as practicable under Section 11.6 thereof, to conform the Master Agreement with the provisions of this Agreement.

5. Capitalized terms not defined herein have the meaning prescribed by the Master Agreement.
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6.    Schedules A, B, C and D are specifically incorporated by reference into and made part of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    COMPANY:

                                    FRANKLIN CREDIT MANAGEMENT CORPORATION



                                    By___________________________________

                                        Printed Name:
                                        Title:



                                    BANK:

                                    SKY BANK



                                    By___________________________________

                                        Jerry S. Sutherin
                                        Vice President


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